Exhibit 99

Eaton Reports Second Quarter Net Income and Operating Earnings Per Share of $1.07, Above Midpoint of Guidance

Record Second Quarter Operating Cash Flow of $745 Million

Restructuring Program Proceeding as Planned

2016 Operating Earnings Per Share Guidance Narrowed and Midpoint Affirmed

DUBLIN--(BUSINESS WIRE)--August 2, 2016--Power management company Eaton Corporation plc (NYSE:ETN) today announced that net income and operating earnings per share were $1.07 for the second quarter of 2016. Operating earnings exclude acquisition integration charges, which were negligible in the second quarter of 2016 and were $12 million in the second quarter of 2015. Operating earnings per share were down 8 percent from the second quarter of 2015. Sales in the second quarter of 2016 were $5.1 billion, 5 percent lower than the same period in 2015.

Craig Arnold, Eaton chairman and chief executive officer, said, “Our second quarter results came in above the midpoint of our guidance, reflecting solid performance despite weak conditions across many of our markets.

“Our 5 percent sales decline in the second quarter consisted of a 4 percent decline in organic sales and an additional 1 percent decline from negative currency translation,” said Arnold. “Our organic sales decline in the quarter was as expected.

“We generated $745 million of operating cash flow in the second quarter, a second quarter record,” said Arnold. “For the first half of 2016, operating cash flow totaled a record $1.116 billion. We continued to return substantial cash to our shareholders during the quarter, repurchasing $224 million of our shares, making our first half repurchases a total of $324 million.

“Our restructuring program is proceeding as planned,” said Arnold. “We spent $35 million in the second quarter, in line with our guidance. For full-year 2016, we are now planning to spend $145 million in restructuring costs, $5 million more than our previous guidance. We expect that restructuring savings for 2016 will also be $5 million more than our previous guidance. As a result, we continue to expect that our restructuring program will deliver $174 million of incremental profit in 2016 compared to 2015.

“Our segment margins were 15.4 percent, and excluding the restructuring costs incurred in the quarter, 16.0 percent,” said Arnold.

“We continue to expect a decline in organic revenue in 2016 of between 2 and 4 percent,” said Arnold. “We now estimate the impact of negative currency translation to be $225 million, $25 million higher than our previous estimate.

“We anticipate operating earnings per share for the third quarter of 2016 to be between $1.10 and $1.20,” said Arnold. “We are maintaining the midpoint of our guidance for full year operating earnings per share, but narrowing our guidance range to between $4.20 and $4.40.”

Business Segment Results

Sales for the Electrical Products segment were $1.8 billion, flat compared to the second quarter of 2015. Organic sales grew 1 percent while negative currency translation was 1 percent. Operating profits, excluding acquisition integration charges of $1 million, were $323 million, up 15 percent over the second quarter of 2015.

“Our operating margins in the second quarter were 18.1 percent, and excluding restructuring costs of $9 million, a very strong 18.6 percent,” said Arnold. “Our bookings in the second quarter in the Electrical Products segment were down 2 percent from the second quarter a year ago, driven by declines in the Americas and APAC. Orders in EMEA grew modestly.”

Sales for the Electrical Systems and Services segment were $1.4 billion, down 5 percent from the second quarter of 2015. Organic sales were down 3 percent and currency translation was negative 2 percent. Segment operating profits were $178 million, down 22 percent from the second quarter of 2015.

“As we expected, organic sales declined in the second quarter, reflecting the softness we saw in bookings over the last six months,” said Arnold. “Operating margins were 12.5 percent, and excluding restructuring costs of $3 million, 12.7 percent. Our margins were impacted by the continued weakness in large industrial projects and oil and gas markets.

“Bookings in the second quarter were down 2 percent from the second quarter of 2015, driven by declines in the Americas and APAC,” said Arnold. “Orders in EMEA showed strong growth during the quarter.”

Hydraulics segment sales were $589 million, down 8 percent from the second quarter of 2015. Organic sales in the quarter declined 7 percent and currency translation was negative 1 percent. Operating profits in the second quarter were $59 million, down 21 percent from the second quarter of 2015.

“Our operating margins in the quarter were 10.0 percent, and excluding restructuring costs of $18 million, 13.1 percent,” said Arnold. “Hydraulics orders in the second quarter of 2016 were down 2 percent. We believe that our hydraulics markets are stabilizing.”

Aerospace segment sales were $447 million, down 2 percent from the second quarter of 2015. Organic sales were flat and negative currency translation was 2 percent. Operating profits in the second quarter were $83 million, up 8 percent over the second quarter of 2015.

“Our operating margins in the quarter were 18.6 percent,” said Arnold. “Bookings in the quarter were down 1 percent compared to the second quarter of 2015, primarily driven by a decline in business jet orders. Orders for commercial aircraft, the commercial aftermarket, and the military aftermarket all showed strong growth.”

The Vehicle segment posted sales of $831 million, down 16 percent compared to the second quarter of 2015. Organic sales declined 14 percent and negative currency translation was 2 percent. The segment reported operating profits in the second quarter of $137 million, down 28 percent from the second quarter of 2015.

“Our operating margins in the quarter were 16.5 percent, and excluding restructuring costs of $5 million, 17.1 percent,” said Arnold.

“North American Class 8 truck production declined 29 percent in the second quarter compared to the second quarter of 2015,” said Arnold. “We continue to expect full-year 2016 production to be 230,000 units.”

Eaton is a power management company with 2015 sales of $20.9 billion. Eaton provides energy-efficient solutions that help our customers effectively manage electrical, hydraulic and mechanical power more efficiently, safely and sustainably. Eaton has approximately 96,000 employees and sells products to customers in more than 175 countries. For more information, visit www.eaton.com.

Notice of conference call: Eaton’s conference call to discuss its second quarter results is available to all interested parties as a live audio webcast today at 10 a.m. United States Eastern time via a link on the center of Eaton’s home page. This news release can be accessed under its headline on the home page. Also available on the website prior to the call will be a presentation on second quarter results, which will be covered during the call.

This news release contains forward-looking statements concerning third quarter 2016 operating earnings per share, full-year 2016 operating earnings per share, 2016 organic revenue growth, the effects of currency translation, the costs and benefits of planned restructuring actions, and growth in our end markets. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; unanticipated changes in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest; the performance of recent acquisitions; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; interest rate changes; changes in tax laws or tax regulations; stock market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results

The company’s comparative financial results for the six months ended June 30, 2016 are available on the company’s website, www.eaton.com.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30		Six months ended June 30

(In millions except for per share data)	2016	2015	2016	2015
Net sales	$5,080	$5,372	$9,893	$10,595

Cost of products sold	3,419	3,675	6,710	7,268
Selling and administrative expense	897	901	1,789	1,816
Research and development expense	149	158	298	316
Interest expense - net	57	59	114	116
Other expense (income) - net	5	(19)	(13)	(24)
Income before income taxes	553	598	995	1,103
Income tax expense	61	63	100	101
Net income	492	535	895	1,002
Less net income for noncontrolling interests	(1)	—	—	(1)
Net income attributable to Eaton ordinary shareholders	$491	$535	$895	$1,001

Net income per share attributable to Eaton ordinary shareholders
Diluted	$1.07	$1.14	$1.95	$2.13
Basic	1.08	1.14	1.96	2.14

Weighted-average number of ordinary shares outstanding
Diluted	458.3	469.2	459.0	469.6
Basic	457.0	467.6	457.8	467.7

Cash dividends declared per ordinary share	$0.57	$0.55	$1.14	$1.10

Reconciliation of net income attributable to Eaton ordinary shareholders to operating earnings
Net income attributable to Eaton ordinary shareholders	$491	$535	$895	$1,001
Excluding acquisition integration charges (after-tax)	1	8	1	15
Operating earnings	$492	$543	$896	$1,016

Net income per share attributable to Eaton ordinary shareholders - diluted	$1.07	$1.14	$1.95	$2.13
Excluding per share impact of acquisition integration charges (after-tax)	—	0.02	—	0.03
Operating earnings per ordinary share	$1.07	$1.16	$1.95	$2.16

See accompanying notes.

EATON CORPORATION plc
BUSINESS SEGMENT INFORMATION

	Three months ended June 30		Six months ended June 30

(In millions)	2016	2015	2016	2015
Net sales
Electrical Products	$1,784	$1,784	$3,464	$3,475
Electrical Systems and Services	1,429	1,502	2,771	2,950
Hydraulics	589	643	1,140	1,308
Aerospace	447	454	892	918
Vehicle	831	989	1,626	1,944
Total net sales	$5,080	$5,372	$9,893	$10,595

Segment operating profit
Electrical Products	$322	$276	$593	$536
Electrical Systems and Services	178	223	337	409
Hydraulics	59	74	100	140
Aerospace	83	77	163	154
Vehicle	137	190	255	354
Total segment operating profit	779	840	1,448	1,593

Corporate
Amortization of intangible assets	(98)	(102)	(198)	(204)
Interest expense - net	(57)	(59)	(114)	(116)
Pension and other postretirement benefits expense	(13)	(33)	(27)	(61)
Other corporate expense - net	(58)	(48)	(114)	(109)
Income before income taxes	553	598	995	1,103
Income tax expense	61	63	100	101
Net income	492	535	895	1,002
Less net income for noncontrolling interests	(1)	—	—	(1)
Net income attributable to Eaton ordinary shareholders	$491	$535	$895	$1,001

See accompanying notes.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
(In millions)
Assets
Current assets
Cash	$323	$268
Short-term investments	146	177
Accounts receivable - net	3,628	3,479
Inventory	2,323	2,323
Prepaid expenses and other current assets	406	369
Total current assets	6,826	6,616

Property, plant and equipment - net	3,551	3,565

Other noncurrent assets
Goodwill	13,450	13,479
Other intangible assets	5,795	6,014
Deferred income taxes	413	362
Other assets	1,119	960
Total assets	$31,154	$30,996

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$557	$426
Current portion of long-term debt	252	242
Accounts payable	1,802	1,758
Accrued compensation	316	366
Other current liabilities	1,889	1,833
Total current liabilities	4,816	4,625

Noncurrent liabilities
Long-term debt	7,605	7,746
Pension liabilities	1,554	1,586
Other postretirement benefits liabilities	433	440
Deferred income taxes	365	390
Other noncurrent liabilities	1,017	978
Total noncurrent liabilities	10,974	11,140

Shareholders’ equity
Eaton shareholders’ equity	15,320	15,186
Noncontrolling interests	44	45
Total equity	15,364	15,231
Total liabilities and equity	$31,154	$30,996

See accompanying notes.

EATON CORPORATION plc

NOTES TO THE SECOND QUARTER 2016 EARNINGS RELEASE

Amounts are in millions of dollars unless indicated otherwise (per share data assume dilution).

Note 1. NON-GAAP FINANCIAL INFORMATION

This earnings release includes certain non-GAAP financial measures. These financial measures include operating earnings, operating earnings per ordinary share, and operating profit before acquisition integration charges for each business segment as well as corporate, each of which differs from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release. Management believes that these financial measures are useful to investors because they exclude certain transactions, allowing investors to more easily compare Eaton Corporation plc's (Eaton or the Company) financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of Eaton and each business segment.

Note 2. ACQUISITION INTEGRATION CHARGES

Eaton incurs integration charges related to acquired businesses. A summary of these charges follows:

					Operating profit
	Acquisition		Operating profit		excluding acquisition
	integration charges		as reported		integration charges*
	Three months ended June 30
	2016	2015	2016	2015	2016	2015
Business segment
Electrical Products	$1	$6	$322	$276	$323	$282
Electrical Systems and Services	—	4	178	223	178	227
Hydraulics	—	1	59	74	59	75
Aerospace	—	—	83	77	83	77
Vehicle	—	—	137	190	137	190
Total business segments	1	11	$779	$840	$780	$851
Corporate	—	1
Total acquisition integration charges before income taxes	1	12
Income taxes	—	4
Total after income taxes	$1	$8
Per ordinary share - diluted	$—	$0.02

*Operating profit excluding acquisition integration charges is used to calculate operating margin where that term is used in this release.

					Operating profit
	Acquisition		Operating profit		excluding acquisition
	integration charges		as reported		integration charges*
	Six months ended June 30
	2016	2015	2016	2015	2016	2015
Business segment
Electrical Products	$1	$12	$593	$536	$594	$548
Electrical Systems and Services	1	7	337	409	338	416
Hydraulics	—	2	100	140	100	142
Aerospace	—	—	163	154	163	154
Vehicle	—	—	255	354	255	354
Total business segments	2	21	$1,448	$1,593	$1,450	$1,614
Corporate	—	2
Total acquisition integration charges before income taxes	2	23
Income taxes	1	8
Total after income taxes	$1	$15
Per ordinary share - diluted	$—	$0.03

*Operating profit excluding acquisition integration charges is used to calculate operating margin where that term is used in this release.

Business segment acquisition integration charges in 2016 related to the integration of Ephesus Lighting, Inc. (Ephesus) and Oxalis Group Ltd. (Oxalis), which were acquired in 2015. The charges associated with Ephesus and Oxalis were included in Selling and administrative expense and Cost of products sold, respectively. Business segment acquisition integration charges in 2015 related primarily to the integration of Cooper Industries plc (Cooper), which was acquired in 2012. These charges were included in Cost of products sold or Selling and administrative expense, as appropriate. In Business Segment Information, the charges reduced Operating profit of the related business segment.

Corporate integration charges in 2015 also related to the integration of Cooper. These charges were included in Selling and administrative expense. In Business Segment Information, the charges were included in Other corporate expense - net.

CONTACT:
Eaton Corporation plc
Scott R. Schroeder, Media Relations, +1-440-523-5150
scottrschroeder@eaton.com
or
Don Bullock, Investor Relations, +1-440-523-5127